Exhibit 24.3

CERTIFICATE OF ASSISTANT SECRETARY

I, John B. Maclay, Assistant Secretary of SG Mortgage Securities, LLC (the “Company”), organized under the laws of the State of Delaware, hereby certify that the resolutions approved and adopted by the Board of Managers of the Company pursuant to a Unanimous Written Consent of Board of Managers dated June 16, 2006, have not been revoked, amended, supplemented, modified or superceded and are in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Company this 16 day of June, 2006.

/s/ John B. Maclay
John B. Maclay Assistant Secretary

SG MORTGAGE SECURITIES, LLC

UNANIMOUS WRITTEN CONSENT OF MANAGERS

IN LIEU OF MEETING OF BOARD OF MANAGERS

June 16, 2006

The undersigned, being all the Managers of SG Mortgage Securities, LLC, a Delaware limited liability company (the “Company”), hereby consent and agree through this Unanimous Written Consent (the “Consent”) to the adoption of the following:

RESOLVED, that the Unanimous Written Consent of Managers in Lieu of Meeting of Board of Managers, dated as of February 21, 2006, is hereby approved, confirmed, ratified and adopted in all respects;

RESOLVED, that the President, the Chief Financial Officer, the Controller, the Managers and any other officers specifically authorized by the Board of Managers in writing (the “Authorized Officers”) in their capacities as such be, and they hereby are, authorized to sign on behalf of the Company, a Registration Statement constituting a filing on Form S-3 with respect to the registration of up to $12,000,000,000 of Mortgage Asset-Backed Pass-Through Certificates (the “Certificates”) and Asset-Backed Notes (the “Notes,” and together with the Certificates, the “Securities”) (such registration statement, which was initially executed and filed with the Securities and Exchange Commission on February 21, 2006 as it was amended on April 17, 2006 and June 6, 2006 and as it will be further amended on or about June 16, 2006, including any and all exhibits thereto, is herein referred to as the “Registration Statement”); and any Authorized Officer or the Secretary or any Assistant Secretary is hereby authorized to cause the same to be filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, and the Securities and Exchange Commission’s rules and regulations thereunder;

RESOLVED, that the Authorized Officers be, and hereby are, also authorized to sign on behalf of the Company and cause to be filed such amendments and supplements to the Registration Statement, including, without limitation, the financial statements and schedules, exhibits and forms of Prospectus and Prospectus Supplements (the “Prospectus” and “Prospectus Supplements,” respectively) required as a part thereof, which such Authorized Officers in their sole discretion find necessary or desirable in order to effect the registration and takedown therefrom;

RESOLVED, that the President, the Chief Financial Officer, or the Controller be, and each of them, with full authority to act without the others, hereby is, authorized to sign the Registration Statement and any amendments to the Registration Statement on behalf of the Company as the principal executive officer, the principal financial officer and the principal accounting officer, respectively, of the Company;

RESOLVED, that the Authorized Officers of the Company and its counsel be, and each of them, with full authorization to act without the others, hereby is, authorized to appear on behalf of the Company before the Securities and Exchange Commission in connection with any matter relating to the Registration Statement and any amendment thereto;

RESOLVED, that the Authorized Officers and the Managers be, and each of them, with full authority to act without the others, hereby is, authorized to execute, in the name and on behalf of the Company, one or more Powers of Attorney, constituting and appointing Governor Tipton and John B. Maclay, the attorneys-in-fact and agents of the Company, with full power to act without the others, to sign the Registration Statement and any and all amendments thereto, with power appropriate to affix the company seal of the Company and to attest said seal, to file the Registration Statement and each amendment so signed with all exhibits thereto with the Securities and Exchange Commission;

RESOLVED, that the President of the Company, is hereby designated to act on behalf of the Company as the agent for service of process in connection with the Registration Statement and authorized to receive notices and communications from the Securities and Exchange Commission in connection with the Registration Statement and any amendments thereto;

RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary of the Company be, and each of them with full authority to act without the others, hereby is, authorized and directed in the name and on behalf of the Company to take any and all action that he or she may deem necessary or advisable in order to obtain a permit, register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities, to register or obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including (but not limited to) Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, file and publish all such applications, reports, issuer’s covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be useful or advisable to be filed, and that the Board of Managers hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuer’s covenants, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Company so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary or any Assistant Secretary of the Company evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Managers and incorporated in this Unanimous Written Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers, the Secretary or any Assistant Secretary of the Company take any and all further action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Company;

RESOLVED, that it is in the best interests of the Company that the Securities be qualified or registered for sale in various states, that the Authorized Officers, the Secretary or any Assistant Secretary of the Company and its counsel are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as said Authorized Officers, the Secretary or any Assistant Secretary may deem advisable, that said Authorized Officers, Secretary or any Assistant Secretary are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by such Authorized Officers, Secretary or any Assistant Secretary of any such paper or document or the performance by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents to be executed and the action so taken;

RESOLVED, that (i) the establishment of the trust fund for any series (a “Series”) of Securities (the “Trust Fund”), (ii) the issuance and sale of the Securities of such Series, with such designations, original principal amounts, pass-through rates and such other terms, all substantially as set forth in the Registration Statement, the Prospectus and Prospectus Supplements and any Private Placement Memorandum (a “Private Placement Memorandum”) relating to such Series and (iii) the conveyance to the Trust Fund of mortgage loans having approximate aggregate principal amounts equal to the aggregate principal amounts of the Securities that constitute such Series, in return for such Securities or other good and valuable consideration, are hereby approved by the Company;

RESOLVED, that (i) the proposed form and terms of the Pooling and Servicing Agreement, Underwriting Agreement, Indenture, Trust Agreement, Mortgage Loan Purchase Agreement, Master Servicing Agreement or any other similar or related agreement, document or instrument for any Series of Securities (together, the “Offering Documents”) (as described in the Registration Statement, the Prospectus and Prospectus Supplements and any Private Placement Memorandum (if applicable) relating to such Series) are hereby approved by the Company and (ii) the officers of the Company be, and each of them hereby is, authorized to execute and deliver the Offering Documents, generally in the form constituting a part of the Registration Statement or previously executed by the Company, with such changes as any such officer may deem necessary or advisable;

RESOLVED, that the preparation of any Prospectus, Prospectus Supplement and any Private Placement Memorandum relating to the Securities of a Series and the use of such Prospectus Supplements and Prospectus and any Private Placement Memorandum in connection with the sale of the Securities offered thereby is hereby approved;

RESOLVED, that the officers of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized to negotiate the terms and conditions of the proposed form and terms of any Underwriting Agreement or similar agreement among one or more underwriters or Securities purchasers parties thereto, the Company and any other parties thereto, and to execute and deliver any such agreement, with such changes as any such officer may deem necessary or advisable;

RESOLVED, that execution of any agreement, instrument or document by an officer of the Company pursuant to these resolutions shall constitute conclusive evidence of the approval of, and of that officer’s authority to execute, such agreement, instrument or document;

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take any other action and execute and deliver any other agreements, documents and instruments, including powers of attorney, as any such officer deems necessary or advisable to carry out the purpose and intent of the foregoing resolutions;

RESOLVED, that any officer or attorney-in-fact of the Company be, and each of them hereby is, authorized to attest and affix the company seal of the Company to any agreement, instrument or document executed pursuant to any of the foregoing resolutions by impressing or affixing such seal thereon or by imprinting or otherwise reproducing thereon a facsimile thereof; and

RESOLVED, that any actions of the Board of Managers or officers of the Company in furtherance of the purposes of the foregoing resolutions, whether taken before or after the adoption or effectiveness of these resolutions are hereby approved, confirmed, ratified and adopted.

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IN WITNESS WHEREOF, the undersigned Managers have executed this Unanimous Written Consent as of the date first set forth above.

By:	/s/ Jean-Philippe Coulier
Jean-Philippe Coulier Manager

By:	/s/ Arnaud Denis
Arnaud Denis Manager

By:	/s/ Orlando Figueroa
Orlando Figueroa Independent Manager